ACQUISITION AGREEMENT

                                      AMONG

                               BEKEM METALS, INC.

                                       AND

                               KAZAKH METALS, INC.

                                       AND

                               THE SHAREHOLDERS OF

                               KAZAKH METALS, INC.

                             DATED OCTOBER 24, 2005




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                                TABLE OF CONTENTS



Acquisition Agreement.........................................................1

   Agreement..................................................................1
      Section 1 - Transfer of Shares..........................................1
      Section 2 - Issuance of Exchange Stock to KAZAKH METALS Shareholders....1
      Section 3 - Closing.....................................................2
      Section 4 - Representations and Warranties by KAZAKH METALS and
                    Certain Shareholders......................................5
      Section 5 - Representations and Warranties by BEKEM METALS..............9
      Section 6 - Access and Information.....................................13
      Section 7 - Covenants of KAZAKH METALS and Certain Shareholders........14
      Section 8 - Covenants of BEKEM METALS..................................15
      Section 9 - Additional Covenants of the Parties........................17
      Section 10 - Survival of Representations, Warranties and Covenants.....18
      Section 11 - Conditions Precedent to Obligations of Parties............18
      Section 12 - Termination, Amendment, Waiver............................21
      Section 13 - Miscellaneous.............................................23

Exhibit List.................................................................27

Schedule List................................................................27

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                              ACQUISITION AGREEMENT


         This Acquisition Agreement ("Agreement") is entered into as of this 24th day of October 2005 by and between BEKEM METALS INC., a Utah corporation ("BEKEM METALS"), and KAZAKH METALS, INC., a British Virgin Islands international business company ("KAZAKH METALS"), and those shareholders executing Offshore Restricted Securities Agreements attached hereto as Exhibit A and listed in Exhibit B hereto, being all of the shareholders of KAZAKH METALS as of the date this Agreement is executed.


                                PLAN OF EXCHANGE

         The transaction contemplated by this Agreement is intended to be an acquisition whereby BEKEM METALS will acquire 100% of KAZAKH METALS's issued and outstanding common stock, (no par value) in exchange for 61,200,000 shares of BEKEM METALS's common stock, $.001 par value (the "Exchange Stock"). Upon the consummation of the exchange transaction and the issuance and transfer of the Exchange Stock as set forth in Section 2 hereinbelow, KAZAKH METALS Shareholders would hold approximately sixty-one percent (61%) of the then-outstanding common stock of BEKEM METALS representing a controlling interest in BEKEM METALS. The Exchange Transaction will result in KAZAKH METALS becoming a wholly-owned subsidiary of BEKEM METALS.

                                    AGREEMENT

                                    Section 1
                               Transfer of Shares

1.1 All shareholders of KAZAKH METALS (the "Shareholders" or the "KAZAKH METALS Shareholders"), as of the date of Closing as such term is defined in Section 3 herein (the "Closing" or the "Closing Date"), shall transfer, assign, convey and deliver to BEKEM METALS on the Closing Date, certificates representing one hundred percent (100%) of the KAZAKH METALS Stock. The transfer of the KAZAKH METALS Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the KAZAKH METALS Shareholders and BEKEM METALS shall have otherwise agreed in writing.


                                    Section 2
            Issuance of Exchange Stock to KAZAKH METALS Shareholders

2.1 As consideration for the transfer, assignment, conveyance and delivery of the KAZAKH METALS Stock hereunder, BEKEM METALS shall, at the Closing issue to the KAZAKH METALS Shareholders, pro rata in accordance with each Shareholder's percentage ownership of KAZAKH METALS

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         immediately prior to the Closing, certificates representing 61,200,000 shares of BEKEM METALS Common Stock. The parties intend that the Exchange Shares being issued will be used to acquire all outstanding KAZAKH METALS Shares. To the extent that less than 100% of the KAZAKH METALS Stock is acquired, the number of shares issuable to those KAZAKH METALS Shareholders who have elected to participate in the exchange described in this Agreement (the "Exchange") shall decrease proportionately.

2.2 The issuance of the Exchange Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the KAZAKH METALS Shareholders and BEKEM METALS shall have otherwise agreed in writing. As provided herein, and immediately prior to the Closing, BEKEM METALS shall have issued and outstanding: (i) not more than 38,888,888 shares of Common Stock; and
         (ii) shall have no preferred stock or other securities issued and outstanding.

2.3 None of the Exchange Stock issued to the KAZAKH METALS Shareholders, nor any of the KAZAKH METALS Stock transferred to BEKEM METALS hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). All of such shares shall bear a legend worded substantially as follows:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are `restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

         The respective transfer agents of BEKEM METALS and KAZAKH METALS shall annotate their records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that BEKEM METALS register the Exchange Stock under the Act, nor shall KAZAKH METALS or the Shareholders be required to register any KAZAKH METALS Shares under the Act.


                                    Section 3
                                     Closing

3.1 Closing of Transaction. Subject to the fulfillment or waiver of the conditions precedent set forth in Section 11 hereof, the Closing shall take place on the Closing Date at the offices of, Poulton & Yordan,

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         Attorneys at Law, 324 South 400 West, Salt Lake City, Utah 84101, at
         10:00 A.M., local time, or at such other time on the Closing Date as KAZAKH METALS and BEKEM METALS may mutually agree in writing.

3.2 Closing Date. The Closing Date of the Exchange shall take place on a date chosen by mutual agreement of KAZAKH METALS and BEKEM METALS within forty-five (45) days from the date of this Agreement, or such later date upon which KAZAKH METALS and BEKEM METALS may mutually agree in writing, or as extended pursuant to subsection 12.1(b) hereinbelow.

3.3      Deliveries at Closing.

         (a) KAZAKH METALS shall deliver or cause to be delivered to BEKEM METALS at Closing:

                  (1) certificates representing all shares, or an amount of shares acceptable to BEKEM Metals, of the KAZAKH METALS Stock as described in Section 1, each endorsed in blank by the registered owner;

                  (2) an agreement from each Shareholder surrendering his or her shares agreeing to a restriction on the transfer of the Exchange Stock as described in
                           Section 2 hereof ("Offshore Restricted Securities Agreement");

                  (3) a copy of a consent of KAZAKH METALS's board of directors authorizing KAZAKH METALS to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit B;

                  (4) Certificates of Good Standing for KAZAKH METALS and its Subsidairy issued not more than thirty (30) days prior to Closing by the regulatory authorities of the British Virgin Islands and Republic of Kazakhstan, respectively;

                  (5) an opinion of Mikhail Ioffe Esq., special counsel to KAZAKH METALS, dated the Closing Date, in a form deemed acceptable by BEKEM METALS and its counsel;

                  (6) Articles of Incorporation and Bylaws of KAZAKH METALS and its Subsidiary certified as of the Closing Date by the President and Secretary of KAZAKH METALS;

                  (7) such other documents, instruments or certificates as shall be reasonably requested by BEKEM METALS or its counsel.

         (b) BEKEM METALS shall deliver or cause to be delivered to KAZAKH METALS at Closing:

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                  (1)      a copy of a consent of BEKEM METALS's board of
                           directors authorizing BEKEM METALS to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit C;

                  (2) a copy of a Certificate of Good Standing for BEKEM METALS issued not more than ten (10) days prior to Closing by the Secretary of State of Utah;

                  (3)      all of BEKEM METALS's corporate records;

                  (4) stock certificate(s) or a computer listing from BEKEM METALS's transfer agent representing the Exchange Stock to be newly issued by BEKEM METALS under this Agreement, which certificates shall be in the names of the appropriate KAZAKH METALS Shareholders, each in the appropriate denomination as described in
                           Section 2;

                  (5) an opinion of Poulton & Yordan, Attorneys at Law, counsel to BEKEM METALS, dated the Closing Date, in a form deemed acceptable by KAZAKH METALS and its counsel;

                  (7) Articles of Incorporation and Bylaws of BEKEM METALS certified as of the Closing Date by the President and Secretary of BEKEM METALS;

                  (8) such other documents, instruments or certificates as shall be reasonably requested by KAZAKH METALS or its counsel.

3.4      Filings; Cooperation.

         (a) Prior to the Closing, the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Section 11 below.

         (b) On and after the Closing Date, BEKEM METALS, KAZAKH METALS and the Shareholders set forth in Exhibit A shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

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                                    Section 4
    Representations and Warranties by KAZAKH METALS and Certain Shareholders

4.1 Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to BEKEM METALS), KAZAKH METALS and those Shareholders listed on Exhibit A represent and warrant to BEKEM METALS as follows:

         (a) Organization and Good Standing of KAZAKH METALS. The Articles of Incorporation of KAZAKH METALS AND KYZYL KAIN MAMYT LLP, Kazakhstan limited liability partnership, its wholly owned subsidiary, and all Amendments thereto as presently in effect, and the Bylaws of KAZAKH METALS AND KYZYL KAIN MAMYT, as presently in effect, certified by the President and Secretary of KAZAKH METALS AND KYZYL KAIN MAMYT, respectively, have been delivered to BEKEM METALS and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

         (b) Capitalization. KAZAKH METALS's authorized capital stock is 50,000 shares of $1.00 par value Common Stock (defined as "KAZAKH METALS Common Stock"), of which 50,000 shares are issued and outstanding prior to the Closing Date, and held of record by approximately eighteen (18) shareholders, who are currently not residents of the United States. All of such outstanding shares are validly issued, fully paid and non-assessable. There are no outstanding options and warrants for KAZAKH METALS Common Stock. All securities issued by KAZAKH METALS as of the date of this Agreement have been issued in compliance with all applicable securities laws. Except as set forth in Schedule 4.1(b), no other equity securities or debt obligations of KAZAKH METALS are authorized, issued or outstanding.

         (c) Subsidiaries. Other than KYZYL KAIN MAMYT LLP, and as set forth in Schedule 4.1 (c), KAZAKH METALS has no subsidiaries and no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

         (d) Financial Statements. KAZAKH METALS will deliver to BEKEM METALS, prior to Closing, a copy of KAZAKH METALS's unaudited financial statements for the nine (9) months ended September 30, 2005, which will be true and complete and will have been prepared in conformity with generally accepted accounting principles and within 90 days of the date of this Agreement, audited financial statements for the fiscal year ended December 31, 2004 prepared in compliance with U.S. GAAP and GAAS. Other than changes in the usual and ordinary conduct of the business since September 30, 2005, there have been and, at the Closing Date, there will be no material adverse changes in such financial statements.

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         (e)      Absence of Undisclosed Liabilities. Other than as set forth in
                  Schedule 4.1 (e), neither KAZAKH METALS nor its subsidiaries has any liabilities which are not adequately reflected or reserved against in the KAZAKH METALS Financial Statements or otherwise reflected in this Agreement and KAZAKH METALS shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after September 30, 2005, and would be individually or in the aggregate, material to the results of operations or financial condition of KAZAKH METALS as of the Closing Date.

         (f) Litigation. Except as disclosed in Schedule 4.1(f), there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against KAZAKH METALS or its subsidiary or its properties. Except as disclosed in Schedule 4.1(f), there are no actions, suits or proceedings pending, or, to the knowledge of KAZAKH METALS, threatened against or affecting KAZAKH METALS or its affiliated companies, any of its officers or directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of KAZAKH METALS or its affiliated company which might result in any material adverse change in the operations or financial condition of KAZAKH METALS, or which might prevent or materially impede the consummation of the transactions under this Agreement.

         (g) Compliance with Laws. To the best of its knowledge, the operations and affairs of KAZAKH METALS and its affiliated companies do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of such affiliated company or KAZAKH METALS .

         (h) Absence of Certain Changes. Except as set forth in Schedule 4.1(h), or otherwise disclosed in writing to BEKEM METALS, since September 30, 2005,

                  (i) KAZAKH METALS has not entered into any material transaction;
                  (ii) there has been no change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of KAZAKH METALS as shown on the KAZAKH METALS Financial Statement, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities;
                  (iii) there has been no damage to, destruction of or loss of any of the properties or assets of KAZAKH METALS (whether or not covered by insurance) materially and

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                           adversely affecting the condition (financial or
                           otherwise), business, property, prospects, assets or liabilities of KAZAKH METALS;
                  (iv) KAZAKH METALS has not declared, or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock, or issued any shares of its capital stock except in conjunction with the private placement described in Schedule 4.1(h);
                  (v) there has been no material change, except in the ordinary course of business, in the contingent obligations of KAZAKH METALS by way of guaranty, endorsement, indemnity, warranty or otherwise;
                  (vi) there have been no loans made by KAZAKH METALS to its employees, officers or directors;
                  (vii) there has been no waiver or compromise by KAZAKH METALS of a valuable right or of a material debt owed to it;
                  (viii) there has been no extraordinary increase in the compensation of any of KAZAKH METALS's employees;
                  (ix) there has been no agreement or commitment by KAZAKH METALS to do or perform any of the acts described in this Section 4.1(h); and
                  (x) there has been no other event or condition of any character, which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of KAZAKH METALS or to impair materially the ability of KAZAKH METALS to conduct the business now being conducted.

         (i) Employees. There are, except as disclosed in Schedule 4.1(i), no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements or arrangements between KAZAKH METALS and any of its directors, officers or employees and there is no employment, consulting, severance or indemnification arrangements, agreements or understandings between KAZAKH METALS on the one hand, and any current or former directors, officers or employees of KAZAKH METALS on the other hand.

         (j) Assets. All of the assets reflected on the September 30, 2005, KAZAKH METALS Financial Statements or acquired and held as of the Closing Date, will be owned by KAZAKH METALS on the Closing Date. Except as set forth in Schedule 4.1(j), KAZAKH METALS owns outright and has good and marketable title, or holds valid and enforceable leases, to all of such assets. None of KAZAKH METALS's equipment used by KAZAKH METALS in connection with its business has any material defects and all of them are in all material respects in good operating condition and repair, and are adequate for the uses to which they are being put; none of KAZAKH METALS's equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repair. KAZAKH METALS represents that, except to the extent disclosed in Schedule 4.1(j) to this Agreement

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                  or reserved against on its balance sheet as of September 30,
                  2005, it is not aware of any accounts and contracts receivable existing that in its judgment would be uncollectible.

         (k) Tax Matters. Other than as set forth in Schedule 4.1 (k), all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of KAZAKH METALS and its subsidiary have been timely filed. Since September 30, 2005, KAZAKH METALS has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of KAZAKH METALS. On the date of this Agreement, neither KAZAKH METALS nor its subsidiary is delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

         (l) Operating Authorities. To the best knowledge of KAZAKH METALS, KAZAKH METALS and its subsidiary have all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted or proposed to be conducted. Such Permits are set forth on Schedule 4.1(l). Since KAZAKH METALS's inception, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any permit; and no proceeding is pending or threatened to revoke or limit any Permit.

         (m) Continuation of Key Management. To the best knowledge of KAZAKH METALS, all key management personnel of KAZAKH METALS intend to continue their employment with KAZAKH METALS after the Closing.

         (n) Books and Records. The books and records of KAZAKH METALS and its subsidiary are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving KAZAKH METALS or its subsidiary which properly should have been set forth therein and which have not been accurately so set forth.

         (o) Authority to Execute Agreement. The Board of Directors of KAZAKH METALS, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by KAZAKH METALS of this Agreement, and has duly authorized each of the transactions hereby contemplated. KAZAKH METALS has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. KAZAKH METALS has taken all

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                  actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon KAZAKH METALS and those Shareholders listed in Exhibit A hereto in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of KAZAKH METALS, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to KAZAKH METALS.

         (p) Finder's Fees. KAZAKH METALS is not, and on the Closing Date will not be liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

4.2 Disclosure. At the date of this Agreement, KAZAKH METALS and those Shareholders listed in Exhibit A have, and at the Closing Date they will have, disclosed all events, conditions and facts materially affecting the business and prospects of KAZAKH METALS. KAZAKH METALS and such Shareholders have not now and will not have at the Closing Date, withheld knowledge of any such events, conditions or facts which they know, or have reasonable grounds to know, may materially affect KAZAKH METALS's business and prospects. Neither this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to BEKEM METALS by KAZAKH METALS and/or by such Shareholders in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.


                                    Section 5
                 Representations and Warranties by BEKEM METALS

5.1 Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to KAZAKH METALS), BEKEM METALS represents and warrants to KAZAKH METALS and those Shareholders listed in Exhibit A as follows:

         (a) Organization and Good Standing. BEKEM METALS is currently a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted. BEKEM METALS is qualified to conduct business as a foreign corporation in no other jurisdiction, and the failure to so qualify in any other jurisdiction does

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                  not materially, adversely affect the ability of BEKEM METALS to carry on its business as most recently conducted. The Articles of Incorporation of BEKEM METALS and all amendments thereto as presently in effect, certified by the Secretary of State of Utah, and the Bylaws of BEKEM METALS as presently in effect, certified by the President and Secretary of BEKEM METALS, have been delivered to KAZAKH METALS and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

         (b) Capitalization. BEKEM METALS's authorized capital stock consists of 150,000,000 shares of $.001 par value Common stock (defined above as "BEKEM METALS Common Stock"), of which not more than 38,888,888 will be issued and outstanding, prior to Closing Date. Except as set forth in Schedule 5.1(b), no other equity securities or debt obligations of BEKEM METALS are authorized, issued or outstanding and as of the Closing, there will be no other outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character, preemptive or otherwise, other than this Agreement, relating to any of the BEKEM METALS Common Stock, and there will be no outstanding security of any kind convertible into BEKEM METALS Common Stock. The shares of BEKEM METALS Common Stock are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature that would inhibit, prevent or otherwise interfere with the transactions contemplated hereby. All of the outstanding BEKEM METALS Common Stock are validly issued, fully paid and nonassessable and there are no voting trust agreements or other contracts, agreements or arrangements restricting or affecting voting or dividend rights or transferability with respect to the outstanding shares of BEKEM METALS Common Stock.

         (c) Issuance of Exchange Stock. All of the BEKEM METALS Common Stock to be issued to or transferred to KAZAKH METALS Shareholders pursuant to this Agreement, when issued, transferred and delivered as provided herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature, except those restrictions imposed by State or Federal corporate and securities regulations.

         (d) Shareholder Approval. BEKEM METALS will not be required to obtain any approval of the transaction set forth in this Agreement by its shareholders under the laws of the State of Utah.

         (e) No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by BEKEM METALS with any of the provisions hereof will:

                  (1) violate or conflict with, or result in a breach of any provisions of, or constitute a default ( or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of

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                           Incorporation or Bylaws of BEKEM METALS or any note,
                           bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which BEKEM METALS is a party, or by which it or its properties or assets may be bound or affected; or

                  (2) violate any order, writ, injunction or decree, or any statute, rule, permit, or regulation applicable to BEKEM METALS or any of its properties or assets.

         (f) Subsidiaries. Except as set forth in Schedule 5.1 (f), BEKEM METALS has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

         (g) Financial Statements. BEKEM METALS will deliver to KAZAKH METALS prior to Closing, copies of all of BEKEM METALS's audited financial statements for the period ended December 31, 2004 and unaudited financial statements through September 30, 2005, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles.

         (h) SEC Filings. BEKEM METALS will deliver to KAZAKH METALS prior to Closing, copies of all of BEKEM METALS's recent filings made with the Securities and Exchange Commission ("SEC" including Forms 10-KSB and 10-QSB and any proxy material).

         (i) Absence of Certain Changes. Since September 30, 2005 there has been no material change in BEKEM METALS's financial conditions, assets or liabilities, except as set forth in
                  Schedule 5.1(i).

         (j) Absence of Undisclosed Liabilities. Except as disclosed in BEKEM METALS's Financial Statements, BEKEM METALS did not have, as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after September 30, 2005, and would be individually or in the aggregate, material to the results of operation or financial condition of BEKEM METALS.

         (k) Litigation. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against BEKEM METALS or its properties. There are no actions, suits or proceedings pending, or, to the knowledge of BEKEM METALS, threatened against or relating to BEKEM METALS. BEKEM METALS is not, and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and BEKEM METALS has, and on the

                  Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it, if any.

         (l) Contracts. BEKEM METALS is not a party to any written or oral commitment for capital expenditures except as contemplated by this Agreement. BEKEM METALS is not a party to, nor is its property bound by any written or oral, express or implied, agreement, contract or other contractual obligation including, without limitation, any real or personal property leases, any employment agreements, any consulting agreements any personal services agreements or any other agreements that require BEKEM METALS to pay any money or deliver any assets or services. BEKEM METALS has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any agreements or other documents to which it was a party.

         (m) Tax Matters. Except as set forth in Schedule 5.1(m), all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of BEKEM METALS have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. Since September 30, 2005 BEKEM METALS has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of BEKEM METALS. On the date of this Agreement, BEKEM METALS is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed. Any tax sharing agreement among or between BEKEM METALS and any affiliate thereof shall be terminated as of the Closing Date.

         (n) Authority to Execute Agreement. The Board of Directors of BEKEM METALS, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by BEKEM METALS of this Agreement and the Exchange Stock, and has duly authorized each of the transactions hereby contemplated. BEKEM METALS has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. BEKEM METALS has taken all the actions required by law, its Certificate of Incorporation, as amended, its Bylaws, as amended, applicable state law or otherwise to authorize the execution and delivery of the Exchange Stock pursuant to the provisions hereof. This Agreement is valid and binding upon BEKEM METALS in accordance with its terms.

         (o) Finder's Fees. BEKEM METALS is not, and on the Closing Date, will not be liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

         (p) Books and Records. The books and records of BEKEM METALS are complete and correct, are maintained in accordance with good business practice and accurately present and reflect in all material respects, all of the transactions therein described and there have been no transactions involving BEKEM METALS which properly should have been set forth therein and which have not been accurately so set forth.

5.2 Disclosure. BEKEM METALS has and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of BEKEM METALS. BEKEM METALS has not now and will not have at the Closing Date, withheld knowledge of any such events, conditions and facts which it knows, or has reasonable grounds to know, may materially affect BEKEM METALS's business and prospects. Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to KAZAKH METALS or the KAZAKH METALS Shareholders by BEKEM METALS in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.


                                    Section 6
                             Access and Information

6.1      As to KAZAKH METALS. Subject to the protections provided by subsection
         9.4 herein, KAZAKH METALS shall give to BEKEM METALS and to BEKEM METALS's counsel, accountants and other representatives full access during normal business hours throughout the period prior to the Closing, to all of KAZAKH METALS's properties, books, contracts, commitments, and records, including information concerning products and customer base, and patents held by, or assigned to, KAZAKH METALS, and furnish BEKEM METALS during such period with all such information concerning KAZAKH METALS's affairs as BEKEM METALS reasonably may request.

6.2      As to BEKEM METALS. Subject to the protections provided by subsection
         9.4 herein, BEKEM METALS shall give to KAZAKH METALS, the KAZAKH METALS Shareholders and their counsel, accountants and other representatives, full access, during normal business hours throughout the period prior to the Closing, to all of BEKEM METALS's properties, books, contracts, commitments, and records, if any, and shall furnish KAZAKH METALS and the KAZAKH METALS Shareholders during such period with all such information concerning BEKEM METALS's affairs as KAZAKH METALS and the KAZAKH METALS Shareholders reasonably may request.

                                    Section 7
               Covenants of KAZAKH METALS and Certain Shareholders

7.1 No Solicitation. For a period of forty-five (45) days from the date of this Agreement, KAZAKH METALS and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, will use their best efforts to cause its officers, employees, agents and representatives not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or indirectly to solicit, encourage, or initiate any discussions with, to, any person or entity other than BEKEM METALS and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving KAZAKH METALS, or any sale of any of its capital stock or of the capital stock held by such Shareholders in excess of fifty percent (50%) of such Shareholder's current stock holdings except as otherwise disclosed in this Agreement. KAZAKH METALS will notify BEKEM METALS immediately upon receipt of an inquiry, offer, or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of KAZAKH METALS's business, or providing information to government authorities.

7.2 Conduct of Business Pending the Transaction. KAZAKH METALS and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, covenant and agree with BEKEM METALS that, prior to the consummation of the transaction called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless BEKEM METALS shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, KAZAKH METALS and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, will comply with each of the following:

         (a) Its business shall be conducted only in the ordinary and usual course. KAZAKH METALS shall use reasonable efforts to keep intact its business organization and good will, keep available the services of its respective officers and employees, and maintain good relations with suppliers, creditors, employees, customers, and others having business or financial relationships with it, and it shall immediately notify BEKEM METALS of any event or occurrence which is material to, and not in the ordinary and usual course of business of KAZAKH METALS.

         (b) It shall not (i) amend its Articles of Incorporation or Bylaws or (ii) split, combine, or reclassify any of its outstanding securities, or declare, set aside, or pay any dividend or other distribution on, or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock or property.

         (c) It shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

         (d) It shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

         (e) It shall not (i) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, or with the written approval of BEKEM METALS.

         (f) It shall not sell lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or
                  (iv) as specifically provided for or permitted in this Agreement.

         (g) It shall not enter into any material agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (a) through
                  (f) above.

         (h) It will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

         (i) It will comply with all laws and regulations applicable to it and its operations.


                                    Section 8
                            Covenants of BEKEM METALS

8.1 No Solicitation. For a period of forty-five (45) days from the date of this Agreement, BEKEM METALS will not discuss or negotiate with any other corporation, firm or other person or entertain or consider any inquiries or proposals relating to the possible disposition of its shares of capital stock, or its assets, and will conduct business only in the ordinary course. Notwithstanding the foregoing, BEKEM METALS shall be free to engage in activities mentioned in the preceding sentence, which are designed to further the mutual interests of the parties to this Agreement.

8.2 Conduct of BEKEM METALS Pending Closing. BEKEM METALS covenants and agrees with KAZAKH METALS that, prior to the consummation of the transactions called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless KAZAKH METALS shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, BEKEM METALS will comply with each of the following.

         (a) No change will be made in BEKEM METALS's Certificate of Incorporation or Bylaws or in BEKEM METALS's authorized or issued shares of stock, except as contemplated in this Agreement or as may be first approved in writing by KAZAKH METALS.

         (b) No dividends shall be declared, no stock options granted and no employment agreements shall be entered into with officers or directors in BEKEM METALS, except as may be first approved in writing by KAZAKH METALS.

         (c) It shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

         (d) It shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

         (e) It shall not (i) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, or with the written approval of BEKEM METALS.

         (f) It shall not sell lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or
                  (iv) as specifically provided for or permitted in this Agreement.

         (g) It shall not enter into any material agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (a) through
                  (f) above.

         (h) It will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

         (i) It will comply with all laws and regulations applicable to it and its operations.


                                    Section 9
                      Additional Covenants of the Parties

9.1 Cooperation. Both KAZAKH METALS and BEKEM METALS will cooperate with each other and their respective counsel, accountants and agents in carrying out the transaction contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party. Furthermore, both KAZAKH METALS and BEKEM METALS shall collaborate on the preparation and dissemination of an offer, which the Board of Directors of KAZAKH METALS shall approve and recommend, to the KAZAKH METALS Stockholders, to exchange their outstanding shares of KAZAKH METALS Common Stock for shares of BEKEM METALS Common Stock.

9.2 Expenses. Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys' and accountants' fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

9.3 Publicity. Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement shall be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

9.4 Confidentiality. While each party is obligated to provide access to and furnish information in accordance with Section 6 herein, it is understood and agreed that such disclosure and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director or key employee thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry in conjunction with the transaction contemplated by this Agreement. Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.


                                   Section 10
              Survival of Representations, Warranties and Covenants

10.1 The representations, warranties and covenants of KAZAKH METALS and those Shareholders listed in Exhibit A contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement. The representations, warranties and covenants of BEKEM METALS contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement.


                                   Section 11
                 Conditions Precedent to Obligations of Parties

11.1 Conditions to Obligations of the Parties. The obligations of BEKEM METALS, KAZAKH METALS and those Shareholders listed in Exhibit A under this Agreement shall be subject to the fulfillment, on or prior to the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Sections 4 and 5 herein, and fulfillment, prior to Closing, of each of the following conditions:

         (a) All representations and warranties made by KAZAKH METALS Shareholders listed in Exhibit A and BEKEM METALS in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date.

         (b) KAZAKH METALS Shareholders listed in Exhibit A and BEKEM METALS shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing.

         (c) All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

         (d) The Closing shall not violate any permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from any party with respect thereto.

11.2 Conditions to Obligations of BEKEM METALS. The obligations of BEKEM METALS to consummate the transactions contemplated herein are subject to satisfaction (or waiver by it) of the following conditions:

         (a) Each KAZAKH METALS Shareholder acquiring Exchange Stock will be required, at Closing, to submit an agreement confirming that all the Exchange Stock received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the Exchange Stock for a period of two years from the date of the Closing, except for those transfers falling within the exemption from registration under the Securities Act of 1933 and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for BEKEM METALS. The foregoing provision shall not prohibit the registration of those shares at any time following the Closing. Each KAZAKH METALS Shareholder acquiring Exchange Stock will be required to transfer to BEKEM METALS at the Closing his/her respective KAZAKH METALS Shares, free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed.

         (b) All schedules, prepared by KAZAKH METALS shall be current or updated as necessary as of the Closing Date.

         (c) Each party shall have received favorable opinions from the other party's counsel on such matters in connection with the transactions contemplated by this Agreement as are reasonable.

         (d) If shareholders, who in the aggregate own five percent (5%) or more of the KAZAKH METALS shares of Common Stock, dissent from the proposed share exchange, or are unable or for any reason refuse to transfer any or all of their KAZAKH METALS shares of Common Stock to BEKEM METALS in accordance with Section 1 of this Agreement, BEKEM METALS, at its option, may terminate this Agreement.

         (e) Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently consented to in writing by the parties.

         (g) Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

11.3 Conditions to Obligation of KAZAKH METALS and the KAZAKH METALS Shareholders. The obligations of KAZAKH METALS and the KAZAKH METALS Shareholders listed in Exhibit A to consummate the transactions contemplated herein are subject to satisfaction (or waiver by them) of the following conditions:

         (a) BEKEM METALS shall have provided to KAZAKH METALS through September 30, 2005, all unaudited financial statements prepared in accordance with generally accepted accounting principles by independent accountants of BEKEM METALS. BEKEM METALS shall also provide, as of a date within thirty days of Closing, an update on any material change in the aforementioned financial statements.

         (b) Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Sections 4 and 5 hereof, and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

         (c) BEKEM METALS and KAZAKH METALS shall agree to indemnify each other party against any liability to any broker or finder to which that party may become obligated.

         (d) The Exchange shall be approved by the Board of Directors of both KAZAKH METALS and BEKEM Metals. Furthermore, the Exchange shall be approved by the shareholders of KAZAKH METALS and BEKEM METALS, if deemed necessary or appropriate by counsel for the same, within thirty (30) days following execution of this Agreement. If such a meeting is deemed necessary, the management of KAZAKH METALS and BEKEM METALS agree to recommend approval to their respective Shareholders and to solicit proxies in support of the same.

         (f) KAZAKH METALS agrees, immediately following the Closing of this Agreement, to use its best efforts to amend BEKEM

                  METALS's Certificate of Incorporation to change BEKEM METALS's name to "Bekem Metals, Inc." or to a name that is substantially similar.

         (g) BEKEM METALS and KAZAKH METALS and their respective legal counsel shall have received copies of all such certificates, opinions and other documents and instruments as each party or its legal counsel may reasonably request pursuant to this Agreement or otherwise in connection with the consummation of the transactions contemplated hereby, and all such certificates, opinions and other documents and instruments received by each party shall be reasonably satisfactory, in form and substance, to each party and its legal counsel.

         (h) Both KAZAKH METALS and BEKEM METALS shall have the right to waive any or all of the conditions precedent to its obligations hereunder not otherwise legally required; provided, however, that no waiver by a party of any condition precedent to its obligations hereunder shall constitute a waiver by such party of any other condition.

         (i) BEKEM METALS shall have obtained all necessary Blue Sky approvals or exemptions for the issuance of the Exchange Stock required prior to the Closing Date


                                   Section 12
                         Termination, Amendment, Waiver

12.1 This Agreement may be terminated at any time prior to the Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of BEKEM METALS, KAZAKH METALS and those KAZAKH METALS Shareholders listed in Exhibit A under
         Section 9.4 hereof:

         (a)      By mutual agreement of BEKEM METALS and KAZAKH METALS;

         (b) If the Closing (as defined in Section 3) has not have taken place on or prior to January 31, 2006, this Agreement can be terminated upon written notice given by BEKEM METALS or KAZAKH METALS which is not in material default;

         (c) By BEKEM METALS, if in its reasonable believe there has been a material misrepresentation or breach of warranty on the part of any Shareholder listed in Exhibit A in the representations and warranties set forth in the Agreement.

         (d) By KAZAKH METALS or a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if, in the reasonable belief of KAZAKH METALS or any such Shareholders, there has been a material misrepresentation or breach of warranty on the part of BEKEM METALS in the representations and warranties set forth in the Agreement;

         (e) By BEKEM METALS if, in its opinion or that of its counsel, the Exchange does not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished in BEKEM METALS's opinion or that of its counsel, without unreasonable expense or effort;

         (f) By BEKEM METALS or by a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if either party shall determine in its sole discretion that the Exchange has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against any party [it being understood and agreed that a written request by a governmental authority for information with respect to the Exchange, which information could be used in connection with such litigation or proceedings, may be deemed to be a threat of material litigation or proceedings regardless of whether such request is received before or after the signing of this Agreement];

         (g) By BEKEM METALS if the business or assets or financial condition of KAZAKH METALS, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise; or, by a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if the business or assets or financial condition of BEKEM METALS, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

         (h) By BEKEM METALS if holders of five percent (5%) or more of the KAZAKH METALS Shares fail to tender their stock at the Closing of the Exchange;

         (i) By BEKEM METALS or KAZAKH METALS if, in the opinion of BEKEM METALS's independent accountants, it should appear that the combined entity will not be auditable to SEC accounting standards;

         (j) By KAZAKH METALS if BEKEM METALS fails to perform material conditions set forth in Sub-Section 11.1 and 11.3 herein;

         (k) By KAZAKH METALS if examination of BEKEM METALS's books and records pursuant to Section 5 herein uncovers a material deficiency;

         (l) By BEKEM METALS if KAZAKH METALS fails to perform material conditions set forth in Sub-Section 11.1 and 11.2 herein; and

         (m) By BEKEM METALS if examination of KAZAKH METALS's books and records pursuant to Section 4 herein uncovers a material deficiency.

12.2 No modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound.


                                   Section 13
                                  Miscellaneous

13.1 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

13.2     Binding Agreement.

         (a) This Agreement shall become binding upon the parties when, but only when, it shall have been signed on behalf of all parties.

         (b) Subject to the condition stated in subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns. This Agreement, in all of its particulars, shall be enforceable by the means set forth in subsection 13.9 for the recovery of damages or by way of specific performance and the terms and conditions of this Agreement shall remain in full force and effect subsequent to Closing and shall not be deemed to be merged into any documents conveyed and delivered at the time of Closing. In the event that subsection 13.9 is found to be unenforceable as to any party for any reason or is not invoked by any party, and any person is required to initiate any action at law or in equity for the enforcement of this Agreement, the prevailing party in such litigation shall be entitled to recover from the party determined to be in default, all of its reasonable costs incurred in said litigation, including attorneys' fees.

13.3 Shareholders Owning at Least Five Percent (5%) of the Outstanding Common Stock of KAZAKH METALS. The Shareholders of the outstanding common stock of KAZAKH METALS (see Exhibit A hereto) are only executing this Agreement with respect to Sections 3.4, 4, 7, 9.4, 10, 11.1 and 11.3, 12.1(d and f ), 13.2, 13.3, 13.4, 13.8, and 13.9.

13.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument.

13.5 Severability. If any provisions hereof are to be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect or any other provision hereof.

13.6 Assignability. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, that neither this Agreement nor any right hereunder shall be assignable by KAZAKH METALS or BEKEM METALS without prior written consent of the other party.

13.7 Captions. The captions of the various Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

13.8 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Utah.

13.9 Dispute Resolution. In the event of a dispute between the parties hereto involving a claim of breach of representation or warranty hereunder, or to enforce a covenant herein (either or both of which are referred to hereafter as a "Claim"), if it is the desire of any party for quick resolution, the rights and obligations of the parties hereto arising under the terms of this Agreement with respect to such Claims and/or resolution of such disputes will be by the means of the judgment of an independent third party ("Rent-A-Judge") who has been selected and hired through the mutual agreement of the parties. The utilization of this subsection 13.9, if invoked by any party hereto, shall be the exclusive remedy for resolving a Claim regardless of whether legal action has or has not been otherwise instituted. If legal action has been instituted by any party, and this subsection 13.9 is invoked in a timely manner, any such legal action shall be void ab initio and immediately withdrawn.

         (a) In the event of a Claim by any party, any party may make a written request upon the other parties for a "Rent-A-Judge." A request by any party for the employment of a "Rent-A-Judge" to resolve the Claim shall be binding on all other parties to this Agreement in accordance with the terms hereof.

                  The parties may agree upon one "Rent-A-Judge," but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within twenty (20) days after the initial demand for employment of a "Rent-A-Judge," and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the

                  "Rent-A-Judge(s)" or to furnish the "Rent-A-Judge(s) with any papers or information demanded, the "Rent-A-Judge(s)" are empowered by all parties to this Agreement to proceed ex parte.

         (b) Claim resolution proceedings shall take place in the City or County of Salt Lake, State of Utah, and the hearing before the "Rent-A-Judge(s)" of the matter to be arbitrated shall be at the time and place within said city or county as is selected by the "Rent-A-Judge(s)." The "Rent-A-Judge(s)" shall select such time and place promptly after appointment and shall give written notice thereof to each party at least thirty (30) days prior to the date so fixed. At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the "Rent-A-Judge(s)." Said "Rent-A-Judge(s)" shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

         (c) If there is only one (1) "Rent-A-Judge," his or her decision shall be binding and conclusive on the parties, and if there are three (3) "Rent-A-Judge(s)" the decision of any two (2) shall be binding and conclusive.

         (d) If three (3) "Rent-A-Judge(s)" are selected under the foregoing procedure, but two (2) of the three (3) fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three (3) new "Rent-A-Judge(s)" who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two (2) of the three (3) "Rent-A-Judge(s)" selected.

         (e) The costs of such Claim resolution shall be borne by the parties equally and each party shall pay its own attorneys' fees; provided, however, that in the event either party challenges or in any way seeks to have the Rent-A-Judge's decision or award vacated or corrected or modified, if the challenge is denied or the original decision or award is affirmed, the challenging party shall pay the costs and fees, including reasonable attorneys' fees, of the non-challenging party, both for the challenge and for the original Claim resolution process.


13.10 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid and properly addressed as follows:

                  To KAZAKH METALS:

                           Daniel Boland
                           Kazakh Metals, Inc.

                           4A Justora Street
                           Ruchedale, Queensland, Australia 4123
                           Fax 61 7 33 414 550

                  To BEKEM METALS:

                           Marat Cherdabayev, President
                           Bekem Metals Corporation
                           875 Donner Way, Suite 705
                           Salt Lake City, Utah 84108
                           Fax (801) 582-8600

                           With a Copy to:

                           Ronald Poulton
                           324 South 400 West, Suite 250
                           Salt Lake City, Utah 84101
                           Fax (801) 355-2990


         Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

         All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.10 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective three days following deposit in the United States mail, postage prepaid.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                BEKEM METALS CORPORATION


                                                By: /s/ Marat Cherdabeyev
                                                   -----------------------------
                                                   Marat Cherdabeyev, President


                                                KAZAKH METALS, INC.


                                                By: /s/ Daniel Boland
                                                   -----------------------------
                                                   Daniel Boland, Director

                                  Exhibit List


Exhibit A:                Offshore Restricted Securities Agreement

Exhibit B:                Shareholders of Kazakh Metals, Inc.

Exhibit C:                Consent of Board of Directors of Kazakh Metals, Inc.

Exhibit D:                Consent of Board of Directors of Bekem Metals, Inc.



                                  Schedule List

Schedule 4.1(b): Kazakh Metals, Inc., Common Stock, Options and Warrants Outstanding

Schedule 4.1(c):          Kazakh Metals, Inc. Subsidiaries

Schedule 4.1(f):          Litigation Involving Kazakh Metals, Inc.

Schedule 4.1(h):          Absence of Certain Changes - Kazakh Metals, Inc.

Schedule 4.1(i):          Kazakh Metals, Inc. Employee Benefit Plans

Schedule 4.1(j):          Asset Ownership Exceptions

Schedule 4.1(l):          Operating Permits/Licenses

Schedule 5.1(b): Bekem Metals, Inc., Common Stock, Options and Warrants Outstanding

Schedule 5.1(f):          Bekem Metals, Inc. Subsidiaries

Schedule 5.1(m):          Bekem Metals, Inc., Tax Matters

Exhibit A

                    OFFSHORE RESTRICTED SECURITIES AGREEMENT

         This Agreement is executed by the undersigned in connection with the exchange of shares pursuant to an Acquisition Agreement, dated as of the 24th day of October 2005 ("Acquisition Agreement") whereby the undersigned agrees to exchange all of its shares in Kazakh Metals, Inc. for shares of restricted common stock (hereinafter referred to as the "Shares") of Bekem Metals, Inc. (hereinafter referred to as "Seller") a corporation organized under the laws of the State of Utah, United States of America, with its principal administrative office at, 875 Donner Way, Suite 705, Salt Lake City, Utah 84108. This Agreement is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended, (the "1933 Act"). The Shares are being acquired from Seller pursuant to Rule 903 of Regulation S. The capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S.

         The undersigned, (hereinafter referred to as "Buyer"), hereby represents and warrants to, and agrees with Seller as follows:

1. AGREEMENT TO BE BOUND BY CERTAIN TERMS OF THE ACQUISITION AGREEMENT:

         a. By executing this agreement, the Seller hereby agrees to be bound as a signatory to the Acquisition Agreement with respect to Sections 3.4, 4, 7, 9.4, 10, 11.1 and 11.3, 12.1(d and f), 13.2, 13.3, 13.4, 13.8, and 13.9 of such
Acquisition Agreement.

2. BUYER'S REPRESENTATIONS; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         a. OFFSHORE TRANSACTION. Buyer represents and warrants to Seller as follows:

         (i) Buyer is not a U.S. Person or and buyer was not formed for the purpose of investing in securities which have not been registered under the 1933 Act in reliance upon Regulation S by or for the benefit of a U.S. person;

         (ii) At the time the buy order was originated, Buyer was outside the United States;

         (iii) No offer to sell or purchase the Shares was made in the United States;

         (iv) Buyer has not engaged in nor will engage in any "Directed Selling Efforts," i.e., any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased by the Buyer.

         (v) Buyer is purchasing the Shares for its own account and for investment purposes and not with the view towards distribution or for the account of a U.S. Person;

         (vi) All subsequent offers and sales of the shares shall be made in compliance with Regulation S and/or pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration under the 1933 Act, including but not limited to, compliance with the applicable provisions under the Act. In any case, the Shares will not be resold to U.S. Persons or within the United States until after the end of a one year restricted period commencing on the date of Closing of the purchase of the Shares and otherwise in compliance with Rule 904 of Regulation S;

         (vii) Buyer understands that the shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of Federal and States securities laws and that the Seller is relying upon the truth and accuracy of the representations, warranties, agreement herein in order to determine the applicability of such exemptions and the suitability of Buyer to acquire the Shares.

         (viii) Buyer acknowledges that, in making the decision to exchange the Shares, has relied solely upon independent investigations made by it and not upon any representations made by Seller with respect to Seller or the Shares except as set forth in the Acquisition Agreement.

         (ix) Buyer and any person receiving a selling concession or acting as a distributor or dealer on behalf of the Buyer prior to the expiration of the restricted period under Regulation S will send a confirmation or other notice to any other purchaser stating that the purchase is subject to the same restrictions on offers and sales that apply to the Buyer.

         b. NO GOVERNMENT RECOMMENDATION OR APPROVAL. Buyer understands that no Federal of State agency has passed on or made any recommendation or endorsement of the Shares.

3. SELLER'S REPRESENTATIONS. SELLER REPRESENTS . Seller represents and warrants to Buyer as follows:

         a. REPORTING COMPANY. Seller is registered under section 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). Seller is a "reporting issuer" as defined by Rule 902 of Regulation S. Seller's common stock trades on the OTCBB under the symbol BKMM.

         b. OFFSHORE TRANSACTION.

         (i) Seller has not offered the securities which are the subject of this transaction to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person as that term is defined in Regulation S.

         (ii) At the time the buy order was originated, Seller and/or its agents reasonably believed Buyer was outside of the United States and was not a U.S. Person.

         (iii) Seller and/or its agents reasonably believe that the transaction has not been pre-arranged with a buyer in the United States.

         d. NO DIRECTED SELLING EFFORTS. Seller has not engaged in nor will engage in any "Directed Selling Efforts," i.e., any activity undertaken for the purpose of , or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased by the Buyer.

         e. FULLY PAID SHARES. The Shares when issued and delivered will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholders of Seller. The Shares are free and clear of any security interest, liens, claims, or other encumbrances.

         f. VALID AGREEMENT. Upon execution of the Acquisition Agreement and receipt of Offshore Restricted Securities Agreements from all holders of shares of Kazakh Metals, Inc., this Agreement will be a valid and binding agreement in accordance with its terms and the terms of the Acquisition Agreement, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         g. NON-CONTRAVENTION. The execution and delivery of this Agreement and the issuance of the Shares and the transaction contemplated by this Agreement do not and will not conflict with or result in a breach by the Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party of by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any other governmental body having jurisdiction over Seller or any of its properties or assets.

4. EXEMPTION; RELIANCE ON REPRESENTATION.

         a. PURCHASE AND SALE UNDER REGULATION S. Buyer understands that the offer and sale of the Shares are not being registered under the 1933 Act. Seller is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S as an exemption from registration for this transaction between the Seller and the Buyer.

         b. RESTRICTED SECURITIES. Buyer agrees that the Shares were acquired directly from Seller in a transaction not involving any public offering and are deemed to be "restricted securities" as defined in SEC Rule 144(a)(3). Buyer further understands that "restricted securities" can not be resold publicly within the United States except, pursuant to an effective registration statement or an exemption from such registration. Buyer acknowledges that SEC Rule 144 permits the public resale of "restricted securities" in reliance upon an exemption from registration under Section 4(1) of the 1933 Act only if the conditions of Rule 144 are met. In general, the conditions which must be met to rely on Rule 144 to publicly resell restricted securities in the United States are as follows:

         (i) A minimum of one year must lapse between the later of the date of the acquisition of the Shares from Seller or the date of upon which the full purchase price has been paid to the Seller and the date of resale of the Shares.

         (ii) The amount of Shares which may be sold by any person (or persons whose sales must be aggregated under the Rule) in any ninety day period may not exceed the greater of 1% of the then outstanding shares of common stock of the Company or the average weekly volume during the four calendar weeks prior to such sale.

         (iii) The Shares must be sold in "Brokers Transactions" within the meaning of Section 4(4) of the 1933 Act or in transactions directly with a "market maker" as defined in Section 3(a)(38) of the Exchange Act of 1934.

         (iv) A Notice of Intention to Sale must be filed with the SEC.

         (v) There must be current public information available with respect to the Shares.

         c. COMPLIANCE WITH SECURITIES LAWS. Buyer understands and agrees that because the Shares are being acquired under Regulation S and are "restricted securities," Buyer will be required to comply with both the provisions of Regulation S and Rule 144 in any resale of the Shares, absent registration of the Shares or an exemption therefrom.

5. TRANSFER AGENT INSTRUCTIONS.

         Seller and Buyer agree that the Seller will deliver at Closing certificates representing the Shares duly endorsed for transfer, or Seller's transfer agent will be instructed to issue one or more share certificates representing the Shares in the name of Buyer and in such denominations to be specified prior to Closing to the Security Holder as described in paragraph 6 below. All certificates shall bear appropriate restrictive legends to the effect that no transfer of the Share may be made except in compliance with the provisions of Regulation S.

         Buyer agrees that Seller's transfer agent is hereby directed and authorized to refuse to register any transfer of the Shares which is not made in accordance with the provisions of Regulation S. Seller agrees that a "stop transfer" instruction be placed with the transfer agent until the end of the restricted period under Regulation S. Otherwise, the Shares shall be transferable on the books and records of the Company. Nothing in this section, however, shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

6. STOCK DELIVERY INSTRUCTIONS.

         The share certificates shall be delivered to Buyer. The Buyer shall hold the certificates for the restricted period of one year from the date of Closing. Upon delivery of the certificates to the Buyer, Buyer shall be entitled to enjoy all benefits of ownership of the Shares, including but not limited to, the rights to vote the Shares and receive distributions and collect dividends, if any, paid thereon.

7. CLOSING DATE.

         The date of the delivery of the Shares (the "Closing Date") shall be as of not later than the date as set forth in the Acquisition Agreement or such other mutually agreed to time.

8. CONDITIONS TO THE SELLER'S OBLIGATION TO SELL.

         Buyer understands that Seller's obligation to sell the stock is conditioned upon:

         a. The receipt and acceptance by Seller of this Agreement executed by Buyer for all of the Shares as evidenced by execution of this Agreement by the President or Secretary of the Seller and

         b. Delivery into the closing depository by Buyer of its certificate for shares of Kazakh Metals, Inc. as set forth in Exhibit A of the Acquisition Agreement duly indorsed for transfer to the Seller.

9. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

         Seller understands that Buyer's obligation to purchase the Stock is conditioned upon:

         a. Acceptance and execution by Buyer of this Agreement for the exchange of Shares; and

         b. Delivery of certificates for Shares of Common Stock with restrictive legends as described herein to the Seller.

10. GOVERNING LAW.

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, United States of America. A facsimile transmission of this signed agreement shall be legal and binding to all parties hereto.

         IN WITNESS WHEREOF, this Offshore Restricted Securities Agreement was duly executed on the date first written below.

Dated this ____ day of the month of October, 2005.

Buyer:
      -----------------------------------------
         (Signature)

      -----------------------------------------
         (Print Name and Title)

      -----------------------------------------
         (Address)

      -----------------------------------------
         (City)

      -----------------------------------------
         (Country)

EXHIBIT B

                                       KAZAKH METALS, INC.
                                        SHAREHOLDERS LIST


                                                   Number of Kazakh      Number of Bekem
                                                Metals, Inc. Shares   Metals, Inc. Shares
                                                        to be                to be
  Shareholder Name and Address                         Exchanged            Exchanged
  ----------------------------                         ---------            ---------

CENTRAL ASIAN METALS INC.                                12,667            15,504,408
Attn:  Lakeside Management Ltd. (Kim Fessler)
c/o Brun, Via Ariosto 6, 3rd Floor
P.O. Box 5251 CH - 6901 - Lugano

LANDSGATE MARKETING LIMITED                               4,175             5,110,200
Attn:  Geoffrey Alan Hadley
2100 South 1752 East
Salt Lake City, Utah 84106

COMODIDAD Y FANTASIA EN TIERRA, S.A.                      4,165             5,097,960
Attn:  Eddy Cabezas (3-101-408701)
Apdo. 947-2400
Desamparados
San Jose, Costa Rica:

LAS TIERRAS DEL DELEITE, S.A.                             4,165             5,097,960
Attn: Ana Z. Perez (3-101-409555)
Desamparados, El Cruce
de bar Pecos bill 200 W 25 S
San Jose, Costa Rica

INVERSIONES TENTADORAS PARA HABITAR, S.A.                 4,165             5,097,960
Attn: Rita P. Barrientos (3-101-410316)
Desamparados, Calle Fallas
de Tala Bar, 25 norte,
casa de alto a mano derecha
San Jose, Costa Rica

ENVASES Y FORMAS PARA LA VENTA, S.A.                      4,165             5,097,960
Attn: Elena Perez (3-101-410575)
Barrio Santa Marta, de bomba Union Tica,
200 oeste y 25 sur
Calle Fallas, Desamparados
San Jose, Costa Rica

EMRJD CREACIONES DE PUNTARENAS, S.A.                      4,165             5,097,960
Attn: Al Hernandez (3-101-411828)
Jaco Centro, Garabito,
bajos de la Fiscalia de Garabito
Puntarenas, Costa Rica


BALMONT TRADING S.A.                                      4,000             4,896,000
Attn: Aidarkhan Takuov
32 Zenkov Street, Suite 7
Almaty 050100
Republic of Kazakhstan

DARNLEY INTERNATIONAL LIMITED:                            3,333             4,079,592
Attn:  Robert Halvorsen Sorensen
62 North 400 East, #22
Provo, Utah 84606
Apdo. 947-2400
Desamparados
San Jose, Costa Rica

RESURSOV KAZAKHSTANA FOUNDATION                             950             1,162,800
Isthmian International Management Group, S.A.
Attn:  Abdiel Vergara  (7-118-470)
Calle G, El Cangrejo
Edificio Benidor, PB-A 7
Bella Vista, Panama
Republica de Panama
San Jose, Costa Rica

RETIREMENT HOME IN JACO, S.A.                               810               991,440
Attn: Arcelio Hernandez Mussio (1-832-451)
Apdo. 947-2400
Desamparados
San Jose, Costa Rica

MY SPECIAL FARM IN JACO, S.A.                               810               991,440
Attn:  Maria Caridad Balzer Molina (1-1197-0325)
Multicentro Costa Brava, local #7
Bajos de la Fiscalia de Garabito
Bufete Hernandez Mussio y Asoc.
Jaco, Garabito
Puntarenas, Costa Rica

INVERSIONES Y DESARROLLOS MAR Y PLATA CRI, S.A.             810               991,440
Attn:  David Hernandez Mussio (1-1100-260)
Heredia Centro
200 mts. norte de la oficina de correos
Bufete Valerio y Asoc.
Heredia, Costa Rica

INVERSIONES CAPITAL VARIO CR S.A.                           810               991,440
Attn:  Jonathan Hernandez Mussio (1-1201-0933)
Barrio Santa Marta
25 norte de Tala Bar
Casa de alto, porton negro, mano der.
Desamparados
San Jose, Costa Rica

                                       2

PLATINO AVENTURAS INTERNACIONALES, S.A.                     810               991,440
Attn: David Hernandez Mussio (1-1100-260)
Heredia Centro
200 mts. norte de la oficina de correos
Bufete Valerio y Asoc.

                                       3

EXHIBIT C


                   Consent of Director of Kazakh Metals, Inc.

         A special meeting of the Directors of Kazakh Metals, Inc. (the "Corporation"), a British Virgin Islands, international business company, was held by consent and without an actual meeting. The undersigned, being the sole Director, does hereby waive notice of the time, place and purpose of this meeting of the Directors of the Corporation and, in lieu thereof, hereby agrees and consents to the adoption of the following corporate actions.

         WHEREAS, the Corporation intends to exchange all of the issued and outstanding capital stock of the Corporation for a specified number of BEKEM METALS, INC. ("BEKEM METALS") common shares;

         WHEREAS, the Corporation's legal counsel has prepared a formal acquisition agreement consistent with the terms of the negotiations, which "Acquisition Agreement" is attached hereto;

         WHEREAS, it is in the Corporation's best interests to approve the terms and execution of the Acquisition Agreement on behalf of the Corporation;

         NOW, THEREFORE, BE IT RESOLVED, that the terms and conditions of the exchange as set forth in the Acquisition Agreement are hereby are, ratified and confirmed, and the Director of the Corporation, Daniel Boland is authorized to execute the same on behalf of the Corporation.


                              General Authorization

                  BE IT RESOLVED that the Director of the Corporation be, and he hereby is, authorized, directed and empowered to prepare or cause to be prepared, execute and deliver all such documents and instruments and to undertake all such actions as they deem necessary or advisable in order to carry out and perform any or all of the matters contemplated by the Acquisition Agreement and as authorized in the foregoing resolution.

         IN WITNESS WHEREOF, each of the undersigned has executed this written consent, which shall be effective as of October __, 2005.



-------------------------
Daniel Boland, Director

EXHIBIT D

                   Consent of Directors of Bekem Metals, Inc.


         A special meeting of the Directors of Bekem Metals, Inc., (the "Corporation"), a Utah corporation, was held by consent and without an actual meeting. The undersigned, being all of the Directors, do hereby waive notice of the time, place and purpose of this meeting of the Directors of the Corporation and, in lieu thereof, hereby agree and consent to the adoption of the following corporate actions.

         WHEREAS, the Corporation intends to purchase all the issued and outstanding capital stock of KAZAKH METALS, INC. ("KAZAK METALS") in exchange for a specified number of the Corporation's common stock;

         WHEREAS, the Corporation's legal counsel has prepared a formal acquisition agreement, which "Acquisition Agreement" is attached hereto as Exhibit A;

         WHEREAS, it is in the Corporation's best interests to approve the terms and execution of the Acquisition Agreement on behalf of the Corporation;

         NOW, THEREFORE, BE IT RESOLVED that the terms and conditions of the exchange as set forth in the Acquisition Agreement are, ratified and confirmed, and the President of the Corporation is authorized to execute the same on behalf of the Corporation.

                              General Authorization

                  BE IT RESOLVED that the President of the Corporation be, and hereby is authorized, directed and empowered to execute, prepare or cause to be prepared, execute and deliver all such documents and instruments and to undertake all such actions as they deem necessary or advisable in order to carry out and perform any or all of the matters contemplated by the Acquisition Agreement and is authorized in the foregoing resolution.

         IN WITNESS WHEREOF, each of the undersigned has executed this written consent, which shall be effective as of October 19, 2005.


--------------------------------                   -----------------------------
Marat Cherdabeyev, Director                        James Gunnell, Director


--------------------------------
Dosan Kassymkhanuly, Director